FUND PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT

Among

FIRST SECURITY BENEFIT LIFE INSURANCE

AND ANNUITY COMPANY OF NEW YORK

ING INVESTMENTS DISTRIBUTOR, LLC

ING INVESTORS TRUST

and

ING VARIABLE PRODUCTS TRUST

THIS AGREEMENT, made and entered into as of this 1st day of May, 2012 by and among First Security Benefit Life Insurance and Annuity Company of New York (hereinafter “Company”), a New York life insurance company, on its own behalf and on behalf of its Separate Account(s) (the “Account(s)”) as set forth on Schedule A hereto; ING Investors Trust, and ING Variable Products Trust, open-end management investment company and business trusts organized under the laws of Massachusetts (hereinafter the “Trusts”); and ING Investments Distributor, LLC (hereinafter the “Distributor”), a Delaware limited liability company.

WHEREAS, each Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, including the Company, which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in each Trust is divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Company has registered certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”) under the 1933 Act, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of New York to set aside and invest assets attributable to the Contracts; and the Company has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as such Schedule may be updated from time to time for the convenience of the parties (the “Designated Portfolio(s)”), on behalf of the Account to fund the Contracts, and each Trust is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, the Company, each Trust, and the Distributor agree as follows:

ARTICLE I

SALE OF TRUST SHARES

1.1 Each Trust agrees to sell to the Company those shares of the Designated Portfolio(s) which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by each Trust or its designee of the order for the shares of the Designated Portfolios. For purposes of this Section 1.1, the Company shall be the designee of each Trust for receipt of such orders and receipt by such designee shall constitute receipt by each Trust, provided that each Trust receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2 Each Trust agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by the Company and the Account on those days on which each Trust calculates its Designated Portfolio(s)’ net asset value pursuant to rules of the SEC, and each Trust shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Trust (hereinafter the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

1.3 Each Trust and the Distributor agree that shares of each Trust will be sold only to Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the accounts meeting the requirement of Treasury Regulation 1.817-5.

1.4 Each Trust shall redeem its shares in accordance with the terms of its then current prospectus. (For purposes of this Section 1.4, the Company shall be the designee of each Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by each Trust, provided that each Trust receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.)

1.5 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; each Trust’s shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6 The Company shall pay for Trust shares by 3:00 p.m. Eastern time on the same Business Day an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7 Each Trust shall use its best efforts to pay and transmit the proceeds of redemptions of Trust shares by 4:00 p.m. Eastern Time on the same Business Day a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8 Issuance and transfer of each Trust’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares purchased from each Trust will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

1.9 Each Trust shall use their best efforts to furnish, no later than 7:00 pm Eastern Time on the ex-dividend date, notice (by email, in written confirmation) to the Company, of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)’ shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Each Trust shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10 Each Trust shall make the net asset value per share for each Designated Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time, via email to the Company.

In the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), each Trust shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows:

(a) If the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken.

(b) If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then each Trust shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner accounts need be made.

(c) If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then each Trust shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contractowner accounts in accordance with the provisions of Schedule C.

If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by each Trust to the Company for crediting of such amounts to the applicable Contractowners accounts. Upon notification by each Trust of any overpayment due to a material error, the Company shall promptly remit to Trust any overpayment that has not been paid to Contractowners. In no event shall the Company be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within items (a) and (b) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.

The standards set forth in this Section 1.10 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that:

(a) The Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act.

(b) The Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance requirements.

(c) It is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under New York law.

(d) It has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

2.2 Each Trust represents and warrants that:

(a) It has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”), dated May 3, 2000 (File No. 812-11848), granting Participating Insurance Companies and variable annuity separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of each Trust to be sold to and held by variable annuity separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”).

(b) Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

(c) It is and shall remain registered under the 1940 Act.

(d) It shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares.

(e) It will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all applicable state insurance and securities laws.

(f) It shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

(g) The Company and each Trust will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and to keep each other informed of any Law Change that becomes known to either party.

(h) It is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.3 Each Trust has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent that each Trust decides to finance distribution expenses pursuant to Rule 12b-1, each Trust undertakes to have its Board, a majority of whom are not interested persons of each Trust, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4 In the event of such a Law Change as noted in Section 2.2, each Trust agrees that, except in those circumstances where each Trust has advised the Company that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of each Trust’s shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

2.5 The Distributor represents and warrants that:

(a) It is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Agency, Inc. (“FINRA”).

(b) It is and shall remain duly registered under all applicable federal and state securities laws.

(c) It shall perform its obligations for each Trust in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.6 Each Trust and the Distributor represent and warrant that:

(a) All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of each Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of each Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.

(b) The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.7 Each Trust will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. Each Trust agrees to share equitably in expenses incurred by the Company as a result of actions taken by each Trust, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

2.8 The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (“the Code”), that:

(a) The Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

(b) The Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder.

(c) It will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

The Company will use every effort to continue to meet such definitional requirements, and it will notify each Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE III

PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1 At least annually, each Trust or the Distributor shall provide the Company with as many copies of each Trust’s current prospectus for the Designated Portfolio(s) as the Company may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof Trust or Distributor shall provide such documentation (including a camera-ready copy and pdf of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and each Trust’s prospectus for the Designated Portfolio(s) printed together in one document. Each Trust and the Distributor agree that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in each Trust unless required by law.

3.2 Each Trust’s prospectus shall state that the Statement of Additional Information (“SAI”) for each Trust is available from each Trust and each Trust shall provide the SAI free of charge to any current or prospective contract owner who requests the SAI. Each Trust and Distributor agree to provide the Company with as many copies of the SAI as reasonably requested.

3.3 Each Trust and/or Distributor shall provide the Company with copies of each Trust’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contractowners.

3.4 So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a) Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

(b) Solicit voting instructions from Contract holders itself and vote shares of the Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5 Each Trust agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.6 Each Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Trust currently intends, comply with Section 16(c) of the 1940 Act (although each Trust is not one of each Trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Trust will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

3.7 If the Trusts and the Company agree to distribute Trust summary prospectuses to Contractowners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Trust summary prospectuses. The parties agree to comply with the terms included in the attached Schedule D as of the effective date of this Agreement.

ARTICLE IV

SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to each Trust or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which each Trust (or a Portfolio thereof) or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if each Trust objects to such use within five (5) Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of either Trust in connection with the sale of the Contracts other than the information or representations contained in the respective registration statements, including the prospectus or SAI for each Trust shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by each Trust or the Distributor except with the permission of each Trust or the Distributor.

4.3 Each Trust or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least ten (10) Business Days prior to its use. No such material shall be used if the Company objects to such use within five (5) Business Days after receipt of such material.

4.4 Each Trust or the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 Each Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) within a reasonable period of time following the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6 The Company will provide to each Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting Instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, if requested by the Trust.

4.7 For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to:

(a) Advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media).

(b) Sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article).

(c) Educational or training materials or other communications distributed or made generally available to some or all agents or employees.

(d) Shareholder reports.

(e) Proxy materials (including solicitations for voting instructions).

(f) Any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8 At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V

FEES AND EXPENSES

5.1 All expenses incident to performance by each Trust and the Distributor under this Agreement shall be paid by the appropriate party, as further provided in Schedule C. Each Trust shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.2 The parties shall bear the expenses of routine annual distribution (mailing costs) of each Trust’s prospectus and distribution (mailing costs) of each Trust’s proxy materials and reports to owners of Contracts offered by the Company, in accordance with Schedule C.

ARTICLE VI

DIVERSIFICATION AND QUALIFICATION

6.1 Each Trust and the Distributor represent and warrant that:

(a) Each Trust will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder.

(b) Without limiting the scope of the foregoing, each Trust and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation (S)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts and any amendments or other modifications or successor provisions to such Section or Regulations.

(c) Shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.

(d) No shares of any Designated Portfolio of each Trust will be sold to the general public.

(e) Each Trust and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

(f) They will notify the Company immediately upon having a reasonable basis for believing that a Trust or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.2 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Trust or Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract. The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company or, to the Company’s knowledge, of any Contractowner, that an Account has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim as a result of such a failure or alleged failure, the Company shall promptly notify each Trust and the Distributor of such assertion or potential claim.

ARTICLE VII

POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED

AND SHARED FUNDING EXEMPTIVE ORDER

7.1 The Board will monitor each Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in each Trust. An irreconcilable material conflict may arise for a variety of reasons, including:

(a) Any action by any state insurance regulatory authority.

(b) A change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities.

(c) An administrative or judicial decision in any relevant proceeding.

(d) The manner in which the investments of any Designated Portfolio are being managed.

(e) A difference in voting instructions given by variable annuity contractowners or by contract owners of different Participating Insurance Companies.

(f) A decision by a Participating Insurance Company to disregard the voting instructions of contract owners.

The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contractowners.

7.3 If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of each Trust or Distributor to any of the Designated Portfolios (the “Independent Directors”), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

(a) Withdrawing the assets allocable to some or all of the separate accounts from each Trust or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of each Trust.

(b) Submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change.

(c) Establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at each Trust’s election, to withdraw the Account’s investment in each Trust and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after each Trust gives written notice that this provision is being implemented, and until the end of that six month period each Trust and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of each Trust.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account’s investment in each Trust and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, each Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of each Trust.

7.6 For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will each Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in each Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) each Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification By the Company

(a) The Company agrees to indemnify and hold harmless each Trust and the Distributor and each of their respective officers and directors or trustees and each person, if any, who controls each Trust or Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of each Trust’s shares or the Contracts and:

(i)

Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of each Trust or the Distributor for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares sold through those Contracts.

(ii)

Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of each Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares sold through those Contracts.

(iii)

Arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of each Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to each Trust by or on behalf of the Company.

(iv)	Arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement.

(v)

Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.8 and Section 6.2 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of each Trust Shares or the Contracts or the operation of each Trust.

8.2 Indemnification by each Trust and Distributor

(a) Each Trust and Distributor agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of each Trust or the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of each Trust or the Distributor and arise:

(i)

As a result of any material failure by each Trust or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement).

(ii)

Out of or result from any material breach of any representation and/or warranty made by each Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by each Trust.

(iii)

Out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 1.10 hereof.

(iv)

Out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of each Trust prepared by each Trust or the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to each Trust or Distributor by or on behalf of the Company for use in the registration statement or SAI or prospectus for each Trust or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares.

(v)

Out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by each Trust or the Distributor or persons under its control) or wrongful conduct of each Trust or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares.

(b) Each Trust or Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c) Each Trust or Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified each Trust or Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify each Trust or Distributor of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that each Trust or Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, each Trust and Distributor will be entitled to participate, at its own expense, in the defense thereof. Each Trust and Distributor shall also be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from each Trust or Distributor to such party of each Trust or Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and each Trust and Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify each Trust or Distributor of the commencement of any litigation or proceeding against it or any of its officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of each Trust.

ARTICLE IX

APPLICABLE LAW

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the Delaware Conflict of Laws provisions.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X

PRIVACY AND CONFIDENTIAL INFORMATION

10.1 The parties acknowledge that they must comply with the information security standards of the Gramm-Leach-Bliley Act (15 USC 6801, 6805(b)(1)) (“Gramm-Leach-Bliley Act”) and all regulations under said act, as well as all other statutory and regulatory acts and requirements including the SEC Regulation S-P sections regarding “non-public personal information” (“Protected Information”).

10.2 The parties agree to not disclose or use Protected Information except in the ordinary course of business as necessary to carry out the terms of this Agreement and in compliance with Regulation S-P including, but not limited to, Section 11 of Regulation S-P, and other applicable Federal and state statutes and regulations regarding privacy of consumer information.

10.3 Confidential information shall mean information that a party (“Discloser”) discloses to another party (“Recipient”), or to which the Recipient obtains access to and relates to the Discloser, each Trust(s), the Advisor, and/or a third-party supplier or licensor who has made confidential or proprietary information available to another party. Confidential information includes, but is not limited to:

(a) Any and all proprietary information

(b) Data

(c) Trade secrets

(d) Business information

(e) Customer and Customer account information

The Recipient shall not disclose or use confidential information other than in the course of ordinary business to carry out the purpose for which the confidential information was provided to the Recipient. The Recipient shall not disclose Customer information on other than a “need to know” basis and then only to:

(a) Recipient’s employees or officers.

(b) Affiliates of Recipient provided they would be restricted in use and redisclosure to the same extent as the Recipient.

(c) Selected subcontractors who have entered into confidentiality agreements no less restrictive that the terms of this Agreement.

(d) Any exceptions as listed in 15 USC 6802(e) and/or other associated regulations established under the Gramm-Leach-Bliley Act or other Federal and/or state statutes.

Before any disclosure of confidential information as required by law, the Recipient must notify the Discloser of any actual or threatened legal compulsion of disclosure and/or any legal obligation of disclosure immediately upon becoming obligated. The Recipient must also cooperate with the Discloser’s reasonable, lawful effort to resist, limit, or delay disclosure. Any requests or demands for confidential information by any applicable regulator shall not require notification or any other action by any party.

These confidentiality obligations do not apply to information which:

(a) Recipient already rightfully possesses when given by Discloser.

(b) Recipient develops independently of the Discloser.

(c) Becomes “public information” by methods other than by breach of this section.

(d) Recipient rightfully receives from a third party without the obligation of confidentiality.

ARTICLE XI

ANTI-MONEY LAUNDERING REGULATIONS

11.1 To allow each Trust to comply with applicable “Know Your Customer” and/or any Federal or state Anti-Money Laundering laws and regulations, the Company will, upon request by each Trust(s), the independent Board of Trustees of each Trust(s), or the Distributor, provide, in a timely manner, any documentation deemed necessary regarding the Company’s “Know Your Customer” and/or your Anti-Money Laundering policies and procedures. The Company, or its designee, agrees to:

(a) Have in place established policies and procedures designed to prevent and detect money laundering.

(b) Meet applicable anti-money laundering legal and regulatory requirements.

(c) Have procedures in place to ensure that none of your customers that invest within Trust(s) shares appear on or are covered by any list or prohibited persons, entities, and/or jurisdictions maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).

(d) Identify and continue to identify and retain all documentation necessary to identify customers and their sources of funds.

(e) Monitor for suspicious transactions and to assist each Trust in monitoring for such transactions upon request from each Trust, the transfer agent, or the independent Board of Trustees of each Trust(s).

11.2 At time of acceptance of the Agreement, the Company does not believe, nor have any current reason to believe, and will immediately notify each Trusts if the Company comes to have any reason to believe that any of the Company’s customers that invest within Trust(s) shares through the Company are engaged in money-laundering activities or are associated with any terrorist and/or other individuals, entities or organizations sanctioned by the United States or any other jurisdictions in which the Company does business, or appear on any lists of prohibited persons, entities and/or jurisdictions maintained and administered by OFAC.

The provisions of the section shall survive the termination of this Agreement.

ARTICLE XII

TERMINATION

12.1 This Agreement shall terminate:

(a) At the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon one hundred eighty days (180) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement.

(b) At the option of the Company by written notice to the other parties with respect to any Designated Portfolio based upon the Company ‘s determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the contracts.

(c) At the option of the Company by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

(d) At the option of each Trust or Distributor in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company ‘s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of each Trust shares, if, in each case, each Trust or Distributor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement.

(e) At the option of the Company in the event that formal administrative proceedings are instituted against each Trust or Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of each Trust or Distributor to perform their obligations under this Agreement.

(f) At the option of the Company by written notice to each Trust with respect to any Designated Portfolio if the Company reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof.

(g) At the option of either each Trust or Distributor, if each Trust or Distributor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company’s ability to perform its obligations under this Agreement. Each Trust or Distributor shall notify the Company of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of each Trust or Distributor shall continue to apply on the ninetieth (90th) day following the giving of that notice, which ninetieth day shall be the effective date of termination.

(h) At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that each Trust or Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on each Trust’s or Distributor’s ability to perform its obligations under this Agreement. The Company will notify each Trust or Distributor, as appropriate, of that determination and its intent to terminate this Agreement, and after considering the actions taken by each Trust or Distributor and any other changes in circumstances since the giving of such a notice, the determination of the Company shall continue to apply on the ninetieth (90th) day following the giving of that notice, which ninetieth day shall be the effective date of termination.

(i) At the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described within this Section 12.1; provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

(j) At any time upon written agreement of all parties to this Agreement.

12.2 Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either each Trust or the Company to meet Section 817(h) of the Code diversification requirements, each Trust and Distributor shall, at the option of the Company, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

12.3 Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XIII

NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to Either Trust:

ING Investors Trust and/or

ING Variable Insurance Trust

Attn: Legal Department

7337 E Doubletree Ranch Road #100

Scottsdale, AZ 85258

If to ING Investments Distributor, LLC:

ING Investments Distributor, LLC Attn: Lauren Bensinger

7337 E Doubletree Ranch Road #100

Scottsdale, AZ 85258

If to the Company:

First Security Benefit Life Insurance and Annuity Company of New York

One Security Benefit Place

Topeka, Ks 66636-0001

Attn:  General Counsel

ARTICLE XIV

MISCELLANEOUS

14.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

14.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish any applicable state insurance department as may apply with any information or reports in connection with services provided under this Agreement which may be requested by the state in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with any applicable law or regulations.

14.6 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

14.9 The Company agrees that the obligations assumed by each Trust and/or Distributor pursuant to this Agreement shall be limited in any case to each Trust and/or Distributor and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of each Trust and/or Distributor, the directors, officers, employees or agents of each Trust and/or Distributor, or any of them.

14.10 Each Trust and Distributor agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither each Trust nor the Distributor shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

14.11 No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between each Trust and the Distributor.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By its authorized officer,

By:	DOUGLAS G. WOLFF

Title:	President

Date:	5/21/12

ING INVESTORS TRUST
ING VARIABLE PRODUCTS TRUST

By its authorized officer,

By:	TODD MODIC

Title:	Senior vice President

Date:

ING INVESTMENTS DISTRIBUTOR, LLC

By its authorized officer,

By:	ROBERT TERRIS

Title:	SVP

Date:	6/6/12

SCHEDULE A

Contracts:

AdvisorDesigns

SecureDesigns

AdvanceDesigns

EliteDesigns

and with written notification, any other current or future Contracts that may be offered by the Company

Separate Accounts

Separate Account A

Separate Account B

and with written notification, any other current or future Separate Account(s) that may be offered by the Company

SCHEDULE B

Designated Portfolio(s):

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING MidCap Opportunities Portfolio

and with written notification, any other current or future series of the Trust(s)

SCHEDULE C-EXPENSES

Each Trust and/or the Distributor and the Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. Prorata shall be defined as allocating reimbursement of costs to reflect each Trust’s share of the total costs determined according to the number of pages of each Trust’s respective portions of the documents.

ITEM	FUNCTION	CO-ORDINATING PARTY	EXPENSES PAID BY

Trust Prospectus	Printing	Trust provides PDF Company prints	Company - Trust reimburses prorata
	Distribution (includes postage) to new and inforce clients	Company	Trust
	Distribution (includes postage) to prospective clients	Company	Company

Trust Prospectus Annual Update, including supplements	Printing	Trust provides PDF Company prints	Company Trust reimburses prorata
	Distribution (includes postage)	Company	Trust

Contract Prospectus, including supplements	Printing and Distribution (includes postage)	Company	Company

Trust SAI, including supplements	Printing and Distribution (includes postage)	Trust	Trust

Contract SAI, including supplements	Printing and Distribution (includes postage)	Company	Company

Trust Proxy Material	Printing and Distribution (includes postage) Tabulation and Solicitation	Trust	Trust

Trust Annual and/or Semi Annual reports	Printing	Trust provides PDF Company prints	Trust

	Distribution (includes postage)	Company	Trust

SCHEDULE D

USE OF SUMMARY PROSPECTUSES

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule D, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.

The Trusts shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Trusts provide the Company with Statutory Prospectuses.

3.

The Trusts and the Distributor each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trusts and its Designated Portfolios. Each Trust further represents and warrants that it has appropriate policies and procedures in place in accordance with Rule 498(e)(4) to ensure that such web site continuously complies with Rule 498.

4.

The Trusts and the Distributor each agree that the URL indicated on each Summary Prospectus will lead Contractowners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Trust documents required to be posted in compliance with Rule 498. The Trusts shall, as soon as practicable after they know of interruption, notify the Company of any unexpected interruptions in availability of this web page. The Trusts agree that the web landing page used for hosting Summary Prospectuses will not contain any marketing materials (other than those Trust documents provided for under Rule 498) and that the landing page will contain Summary Prospectuses only for each Trust or its affiliated funds.

5.

The Trusts and the Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contractowner requests for additional Trust documents made directly to the Trusts or the Distributor, or one of their affiliates. The Trusts and the Distributor further represent and warrant that any information obtained about Contractowners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

6.	The Company represents and warrants that it will respond immediately to requests for additional Trust documents made by Contractowners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.

At the Company’s request, the Distributor and the Trusts will provide the Company with URLs to the current Trust documents for use with Company’s electronic delivery of Trust documents or on the Company’s website. The Distributor and the Trusts will be responsible for ensuring the integrity of the URLs and for maintaining the Trusts’ current documents on the site to which such URLs originally navigate to.

9.

If a Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Trusts shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule D as applicable.

11.

The parties agree that the Company is not required to distribute Summary Prospectuses to its Contractowners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Distributor and the Trusts sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

RULE 30e-3

First Security Benefit Life Insurance and Annuity Company of New York (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), Voya Investors Trust and Voya Variable Products Trust (f/k/a ING Investors Trust and ING Variable Products Trust) (the “Trusts”), and Voya Investments Distributor, LLC (f/k/a ING Investments Distributor, LLC) (the “Distributor”) have entered into a participation agreement dated May 1, 2012 (the “Participation Agreement”) whereby the Company invests in shares of certain of the portfolios of the Trusts (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Trusts, and the Distributor (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Trusts and the Distributor are responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company (or its designee) the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Trusts, and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Trusts and the Distributor shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Trusts and the Distributor shall send a .pdf file of the Required Materials to rpsupport@dfinsolutions.com within a time frame reasonably designed to assist the Company in complying with the Company’s website posting obligations under Rule 30e-3. Without limiting the generality of the foregoing in any manner, the Trusts and the Distributor shall be responsible for ensuring that the Required Materials:

1

(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Trusts and the Distributor are unable to provide the Required Materials in the manner set forth in section 2, the Trusts and the Distributor shall promptly notify the Company. The Trusts and the Distributor shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Trusts or the Distributor from their obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Trusts and the Distributor.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Trusts and the Distributor shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with Schedule C to the Participation Agreement. If requested by the Company in lieu thereof, the Trusts and the Distributor shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Materials in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Materials printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. Schedule C to the Participation Agreement is hereby amended to include the following information:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Trusts (Company may choose to do the printing at Underwriter’s expense)

30e-3 Required Materials	Distribution (including website hosting and maintenance)	Trusts

10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

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(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. The Trusts and the Distributor specifically agree to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure or alleged failure by the Trusts or the Distributor to provide the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the terms, conditions, and procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK		VOYA INVESTORS TRUST VOYA VARIABLE PRODUCTS TRUST

By:	DOUGLAS G. WOLFF	By:	ANDREW K. SCHLUETER

Print Name:	Douglas Wolff	Print Name:	Andrew K. Schlueter

Title:	President	Title:	Vice President

VOYA INVESTMENTS DISTRIBUTOR, LLC

By:	ANDREW K. SCHLUETER

Print Name:	Andrew K. Schlueter

Title:	Vice President

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EXHIBIT 1

https://dfinview.com/SecurityBenefit?site=FSBL

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